Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November   , 2010, in the Registration Statement (Form F-1) and related Prospectus of Globus Maritime Limited for the registration of shares of its common shares stock.

Athens, Greece.
November   , 2010

The foregoing consent is in the form that will be signed upon the completion of the Company’s redomicilation described in Notes 1 and 26 to the financial statements.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece

November 22, 2010